Exhibit 5
                               Gilbert L. McSwain
                                 Attorney-at-Law
                                   -----------

                         300 So. Jackson St., Suite 100
                             Denver, Colorado 80209
                              Tel. (303) 398-7067)
                               Fax (303) 398-7001

                               September 11, 2000

Board of Directors
Ener Tech Corp.
430 East 6th Street
Loveland, Colorado 80537

Dear Gentlemen:

     In my capacity as special counsel for Enter Tech Corp. (the "Company"), I have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 58,098 shares of common stock pursuant to the Employee Compensation Agreements as set out and described in the Company's Registration Statement on Form S-8 to be filed under the Securities Act of 1933 (the "registration Statement").

     Based upon the foregoing and upon my examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as to a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant. I am of the opinion that:

     (1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

     (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Nevada, with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

     (3) The maximum of 58,098 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

     I hereby consent to the use of this opinion as a exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ Gilbert L. McSwain
                                           -------------------------------------
                                           Gilbert L. McSwain, Esq.